Exhibit 10.7

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is made and entered into as of _______________ (the “Grant Date”) by and between Firefly Neuroscience, Inc., a Delaware corporation (the “Company”), and ______________ (the “Grantee”).

WHEREAS, the Company has adopted the Firefly Neuroscience, Inc. 2024 Long-Term Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.            Grant of Restricted Stock Units. Pursuant to Section 6.6 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Award for _________ Restricted Stock Units (the “RSUs”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan. Each RSU represents the right to receive one share of Common Stock upon vesting of such RSU.

2.            Consideration. The grant of the RSUs is made in consideration of the services to be rendered by the Grantee to the Company.

3.            Vesting.

3.1.    The RSUs will vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth below, subject to the Grantee’s Continuous Service through the applicable vesting dates, as a condition to the vesting of the applicable installment of the RSUs and the rights and benefits under this Agreement. The RSUs which have vested and are no longer subject to forfeiture are referred to as “Vested RSUs.” All RSUs which have not become Vested RSUs are referred to as “Nonvested RSUs.”

Vesting Date	Number of RSUs

[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

3.2.    Except as otherwise provided herein, if the Grantee’s Continuous Service terminates for any reason other than the Grantee’s (a) death, (b) Total and Permanent Disability, (c) retirement, or (d) termination by the Company without Cause, any Nonvested RSUs will be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

“Continuous Service” means that the Grantee’s service with the Company or an affiliate, whether as an Employee, key Contractors or Outside Director, is not interrupted or terminated. The Grantee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company or an affiliate as an Employee, key Contractors or Outside Director or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to an Outside Director of an affiliate will not constitute an interruption of Continuous Service unless otherwise required by Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Cause” means:

With respect to any Employee or key Contractor: (a) if the Employee or key Contractor is a party to an employment or service agreement with the Company or its affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an affiliate; or (iv) material violation of state or federal securities laws.

With respect to any Outside Director, a determination by a majority of the disinterested Board members that the Outside Director has engaged in any of the following: (a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the director’s appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Grantee has been discharged for Cause.

3.3.    In the event of the Grantee’s death, Total and Permanent Disability, retirement, or termination by the Company without Cause, all Nonvested RSUs shall become fully vested and no longer such just to forfeiture upon the date of such event.

4.            Payment Upon Vesting.

4.1.    As soon as administratively practicable following the vesting of any RSUs pursuant to Section 3 hereof, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Grantee (or any transferee permitted under Section 5 hereof) a number of shares of Common Stock (the “Shares”), either by delivering one or more certificates for such shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion, equal to the number of RSUs subject to this award that vest on the applicable vesting date, unless such RSUs terminate prior to the given vesting date pursuant to Section 3 hereof.

4.2.    Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by the Grantee of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of Shares. Such payment shall be made by deduction from other compensation payable to the Grantee or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Committee, include:

(a)    cash or check;

(b)    surrender of Shares (including, without limitation, shares otherwise issuable under the RSUs) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or

(c)    other property acceptable to the Committee (including, without limitation, through the delivery of a notice that the Grantee has placed a market sell order with a broker with respect to Shares then issuable under the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

The Company shall not be obligated to deliver any new certificate representing Shares to the Grantee or the Grantee’s legal representative or enter such share in book entry form unless and until the Grantee or the Grantee’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local or foreign taxes applicable to the taxable income of the Grantee resulting from the grant or vesting of the RSUs or the issuance of shares.

5.            Conditions to Delivery of Shares.

5.1.    Subject to Section 3, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:

(a)    The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;

(b)    The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d)    The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4 hereof; and

(e)    The lapse of such reasonable period of time following the vesting of any RSUs as the Committee may from time to time establish for reasons of administrative convenience.

6.            No Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder. No adjustment will be made for a dividend or other right for which the record date is prior to the date of such entry.

7.            Grant is Not Transferable. During the lifetime of Grantee, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

8.            No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, key Contractors or Outside Director. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

9.            Compliance with Law. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, state and applicable foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.          Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

11.          Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

12.          RSUs Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.          Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

14.          Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

15.          Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the RSUs in this Agreement does not create any contractual right or other right to receive any RSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s Continuous Service with the Company.

16.          Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

17.          No Impact on Other Benefits. The value of the Grantee’s RSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

18.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

19.          Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the RSUs or disposition of the Shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

20.          Grantee Undertaking. The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement.

21.          Section 409A. The RSUs are intended to be exempt from Section 409A of the Code and this Agreement shall be administered and interpreted in accordance with such intent. The Committee reserves the right to unilaterally amend this Agreement without the consent of the Grantee solely for the purpose of maintaining an exclusion from the application of, or to maintain compliance with, Section 409A of the Code; and the Grantee hereby acknowledges and consents to such rights of the Committee. The Grantee shall be informed within two (2) business days of such an amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

Firefly Neuroscience, Inc.

By:
Name:
Title:

Address:

GRANTEE:

(Signature)

(Name)

Address:

SSN: